Exhibit 99.2

ARBOR REALTY TRUST, INC. You may elect to receive the total distribution in cash provided that in no event will the Company pay more than 20% of the total distribution in cash. Accordingly if you elect to receive cash, it is possible that you may receive up to 80% of the distribution in shares of the Company’s common stock. In order to receive cash, the cash election card on the reverse side must be signed and returned to, and received by, American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 no later than 5:00 P.M., Eastern time, on January 18, 2019. The enclosed envelope requires no postage if mailed in the United States. IF YOU ELECT TO RECEIVE THIS DISTRIBUTION IN CASH, PLEASE POST YOUR ELECTION CARD EARLY IN ORDER TO AVOID MAIL DELAY. Please direct any questions concerning your account to American Stock Transfer & Trust Company 6201 15th Avenue, Brooklyn, NY 11219 Tel. (800) 937-5449 www.astfinancial.com. Please detach along perforated line and mail in the envelope provided. 20190118 CASH ELECTION CARD ARBOR REALTY TRUST, INC. On December 17, 2018, Arbor Realty Trust, Inc. (the “Company”) (NYSE: ABR) announced that its Board of Directors declared a dividend of $0.15 per share of common stock, $0.01 par value per share, payable on January 31, 2019 to common stockholders of record as of the close of business on December 28, 2018 (the “Special Distribution”). Each common stockholder has the option to elect to receive the Special Distribution entirely in shares of the Company’s common stock or entirely in cash. IF NO ELECTION IS MADE BY YOU, your entire distribution will be paid in shares of common stock. AUTHORIZATION TO RECEIVE DISTRIBUTION IN CASH RATHER THAN IN STOCK Please pay my distribution in cash. I understand that notwithstanding my election to receive the distribution in cash, because of the limit on the total cash that will be paid as part of the distribution, I may receive up to 80% of the distribution in shares of the Company's common stock. • To be effective, American Stock Transfer & Trust Company, LLC must receive this authorization no later than 5:00 P.M., Eastern time, on January 18, 2019. Enclosed is a postage paid envelope, which can be used to return this card. • You may fax this card to (718) 765-8730. Share Owner sign here Date Co-Owner sign here Date N O T E : Please sign exactly as your name or names appear on this election card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. 00000 YOUR IMMEDIATE ATTENTION IS REQUIRED DO NOT RETURN THIS CARD IF YOU WISH TO RECEIVE YOUR DISTRIBUTION IN SHARES OF THE COMPANY’S COMMON STOCK IF THE ELECTION CARD IS NOT RETURNED, YOU WILL RECEIVE THIS DISTRIBUTION IN COMMON STOCK.